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                                                                    EXHIBIT 99.1

                                                        Company #
                                                                  -------------
                                                        Control #
                                                                  -------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on March 4, 2002.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-        Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/pdyn/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (ET) on March 4, 2002.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Paradyne Networks, Inc., c/o Shareowner Services(SM), P. O. Box 64873, St. Paul, MN 55164-0873.

      If you vote by Phone or Internet, please do not mail your Proxy Card

                               Please detach here


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                             PARADYNE NETWORKS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                             TUESDAY, MARCH 5, 2002
                                   10:00 A.M.

                             8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773

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PARADYNE NETWORKS, INC.
8545 126TH AVENUE NORTH
LARGO, FLORIDA 33773                                                      PROXY

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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation ("Paradyne"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on January 23, 2002, at the Special Meeting of Stockholders to be held on March 5, 2002 at 10:00 a.m. local time, at 8545 126th Avenue North, Largo, Florida 33773, and at any adjournments or postponements thereof. If a quorum is present, the chairman of the meeting or the affirmative vote of a majority of the shares casting votes at the meeting may authorize the adjournment or postponement of the meeting, and if a quorum is not present, the chairman of the meeting or the affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against Proposal 1 or Proposal 2 will be voted in favor of any adjournments or postponements to solicit further proxies for such proposals.

         The Board of Directors recommends a vote "FOR" Proposal 1 and
Proposal 2.

         1. Approval of the issuance of Paradyne common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of December 27, 2001, as amended on January 4, 2002, by and among Paradyne, Phoenix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paradyne, and Elastic Networks Inc., a Delaware corporation, as it may be further amended from time to time.

                  | |  FOR          | |  AGAINST          | |  ABSTAIN

         2. Adoption of the amendment to Paradyne's amended and restated certificate of incorporation to increase the total number of shares of capital stock that Paradyne is authorized to issue from 65,000,000 shares to 85,000,000 shares and to increase the number of shares of common stock that Paradyne is authorized to issue from 60,000,000 shares to 80,000,000 shares.

                  | |  FOR          | |  AGAINST          | |  ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting or any adjournments or postponements of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies.

         THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF THE SHARES OF PARADYNE COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, AS


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AMENDED, FOR THE ADOPTION OF THE AMENDMENT OF PARADYNE'S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION AND FOR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

Address Change? Mark Box  [ ] Indicate changes below:  Date               , 2002
                                                           ---------------

                                                       -------------------------
                                                       Signatures(s) in Box
                                                       Please sign exactly as
                                                       your name appears on
                                                       this proxy card. When
                                                       shares are held by joint
                                                       tenants, both must sign.
                                                       When signing as
                                                       attorney-in-fact,
                                                       executor, administrator,
                                                       personal representative,
                                                       trustee, guardian or
                                                       similar capacity, please
                                                       give full title as such.
                                                       If a corporation, please
                                                       sign in full corporate
                                                       name by President or
                                                       other authorized
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person. Where
                                                       applicable, indicate
                                                       your official position
                                                       or representative
                                                       capacity.



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